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                                 EMPLOYMENT AGREEMENT

    THIS AGREEMENT, made and entered into this 21st day of July, 1997, by and between HARVEYS CASINO RESORTS, a Nevada corporation, hereinafter referred to as "HARVEYS" and/or "EMPLOYER", and JOHN R. BELLOTTI, hereinafter referred to as "EMPLOYEE", as follows:

                                 W I T N E S S E T H:

    WHEREAS, HARVEYS desires to secure the benefits of EMPLOYEE'S background, knowledge, experience, ability, expertise and industry to promote and maintain HARVEYS stability, growth, viability and profitability; and

    WHEREAS, HARVEYS desires to engage the services of EMPLOYEE who is desirous of being employed by HARVEYS under the terms and conditions as herein set out; and

    NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, together with other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                          I

                                     DEFINITIONS

    1.01 EMPLOYEE shall at all times mean JOHN R. BELLOTTI.

    1.02 EMPLOYER shall at all times mean HARVEYS CASINO RESORTS, a Nevada corporation, and its Successors in Interest together with its subsidiaries.

    1.03 HARVEYS shall at all times mean HARVEYS CASINO RESORTS, a Nevada corporation, and its Successor in Interest together with its subsidiaries.

    1.04 Successor in Interest shall mean any entity which is the successor or assign of HARVEYS, at law or at equity, and shall include without limitation, any entity into which HARVEYS is merged or consolidated, and any entity to which all or substantially all of the assets or businesses of HARVEYS is transferred.

                                          II

                     NATURE OF EMPLOYMENT AND DUTIES OF EMPLOYEE

    2.01 Effective upon the commencement date of this Agreement, EMPLOYEE shall become Corporate Vice President of Human Resources of HARVEYS CASINO RESORTS, corporate offices located in Douglas County, Nevada.

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EMPLOYEE shall do and perform all services, acts, or things necessary or advisable to assist in the management and conduct of the business of EMPLOYER, subject always to the policies as set forth by the Board of Directors.

    2.02 EMPLOYEE shall be responsible for the creation, installation, and ongoing direction and monitoring of human resources programs for properties owned and operated by Harveys Casino Resorts; oversees the development and implementation of compensation and benefits administration, health care claims processing, 401(k) administration, employment and personnel policy initiation, succession planning, executive development, risk management, employee relations, Board of Review system, and other corporate employee programs.

    2.03 EMPLOYEE has reviewed and concurs with his responsibilities and duties as set forth in Section 2.02 above.


    2.04 EMPLOYEE shall devote his entire productive time, ability and attention to the business of EMPLOYER during the term of this contract.
EMPLOYEE shall not directly or indirectly render any service of a business, commercial or professional nature, to any other person or organization, whether for compensation or otherwise, without the prior written consent of the President/CEO of HARVEYS except that EMPLOYEE shall not be precluded from involvement in charitable or civic activities or his personal financial investments provided the same do not interfere with his time or attention to the business of EMPLOYER.

    2.05 EMPLOYEE agrees that to the best of his ability and experience he will at all times conscientiously perform all of the duties and obligations expressly required of him.

                                         III

                                  TERM OF EMPLOYMENT

    3.01  EMPLOYER hereby employs the EMPLOYEE, and EMPLOYEE hereby agrees to be employed by HARVEYS for a period of at least three (3) years commencing on
the 21st day of   August, 1997, and terminating on the 21st day of August, 2000.
This Agreement may be terminated earlier as hereinafter provided.

                                          IV

                       TERMINATION OF EMPLOYMENT WITHOUT CAUSE

    4.01 EMPLOYEE may be terminated at any time by HARVEYS' Board of Directors on ninety (90) days' prior

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written notice to EMPLOYEE specifying grounds for termination and, if they are not those as provided in 5.01 herein, then EMPLOYEE shall continue to be paid all compensation and shall receive all benefits to which he is entitled to hereunder through the balance of the term hereof as provided for in paragraph
3.01 above.

    4.02 EMPLOYEE may, at EMPLOYEE'S sole option and right, terminate this Agreement at any time by giving HARVEYS ninety (90) days' prior written notice and EMPLOYER shall be under no obligation to EMPLOYEE except to pay him compensation for such services as may have been performed up to the effective date of such termination.

    4.03 If during the term hereof EMPLOYEE shall die or become disabled, he shall be entitled to death and/or disability benefits that may be due EMPLOYEE under any other benefit plans in effect from time to time.

                                          V

                         TERMINATION OF EMPLOYMENT FOR CAUSE

    5.01 EMPLOYER may at any time, at its election, exercise by written notice to EMPLOYEE stating with specificity the reason for the termination, terminate this Agreement and the employment term because of EMPLOYEE'S:

         (a) Gross negligence or willful malfeasance in the performance of his duties under this Agreement;

         (b) Failure to obtain or retain any permits, licenses, or approvals which may be required by any state or local authorities in order to permit the EMPLOYEE to continue his employment as contemplated by this Agreement;

         (c)  Conviction of a crime involving moral turpitude;

         (d) Dishonesty with respect to EMPLOYER including breach of duty to EMPLOYER involving EMPLOYEE'S personal gain or profit; or,

    Upon the occurrence of any of the above, at EMPLOYER'S sole option, EMPLOYEE'S employment shall immediately cease and terminate and EMPLOYER shall be under no obligation to EMPLOYEE except to pay him for such services as may have been performed up to the date of such termination.

                                          VI

                               COMPENSATION OF EMPLOYEE

    6.01 Annual Salary - EMPLOYEE shall receive an annual salary of One Hundred Fifty Thousand Dollars ($150,000.00), payable in at least monthly installments, less all applicable Federal, State and Local Taxes, Social Security and any other government mandated deductions. EMPLOYEE'S salary shall be subject to a six (6) month

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review, and annually thereafter, as determined by the Chief Executive Officer of
EMPLOYER.

    6.02 Signing Bonus - Immediately upon the execution hereof, EMPLOYEE shall receive a Fifteen Thousand Dollar ($15,000.00) signing bonus.

    6.03 Stock Option - Upon the commencement of the term of this Agreement as set forth in paragraph 3.01, EMPLOYEE shall receive stock options of 10,000 shares of common stock of HARVEYS CASINO RESORTS as more particularly set forth in the 1996 Omnibus Incentive Plan. Stock options shall vest one-third (1/3) the first Anniversary Date, one-third (1/3) on the second Anniversary Date and one-third (1/3) on the third Anniversary Date.

                                         VII

                                  OTHER PERQUISITES

    7.01 HARVEYS 401(k) Plan - During the employment term the EMPLOYEE shall be allowed to participate in HARVEYS 401(k) Plan and EMPLOYER shall match EMPLOYEE'S contribution once EMPLOYEE becomes eligible.

    7.02 Vacation - Following the first annual Anniversary Date, EMPLOYEE shall be entitled to three (3) weeks vacation and holiday pay in accordance with the policy in place from time to time by EMPLOYER for corporate vice-president positions. During the first twelve (12) months of EMPLOYEE'S employment, it is agreed that EMPLOYEE shall be entitled to holiday pay and a reasonable vacation of at least one (1) week.

    7.03 Complimentary Privileges - EMPLOYEE shall be entitled to Level I complimentary privileges as are afforded all other Corporate Vice-Presidents from time to time.

    7.04 Disability - EMPLOYEE shall also be entitled to short term disability coverage and long term disability coverage as in effect from time to time as implemented by EMPLOYER for Corporate Vice President positions.

    7.05 Short Term Incentive - EMPLOYEE shall participate in the Short-Term Incentive Plan for the current fiscal year on a pro-rata basis, starting with the commencement of employment through the end of the fiscal year. EMPLOYEE is guaranteed a minimum '96-'97 fiscal year bonus under the Short-Term Incentive Plan of at least Twenty-Seven Thousand Dollars ($27,000.00), plus signing bonus set forth in paragraph 6.1, above. (STI guaranteed bonus of Twenty Seven Thousand Dollars ($27,000.00), plus Fifteen Thousand Dollars ($15,000.00) signing bonus equals Forty-Two Thousand Dollars ($42,000.00).

    7.06 Long Term Incentive - EMPLOYEE shall be allowed to participate in the Long-Term Incentive Plan as such

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plan is in effect from time to time.

    7.07 Medical, Vision and Dental Insurance - EMPLOYER shall

    7.08 SERP - EMPLOYEE shall be allowed to participate in EMPLOYER'S Supplemental Executive Retirement Program, as the same is amended from time to time.
    7.09 Deferred Compensation Program - EMPLOYEE shall be allowed to participate in the Deferred Compensation Program as said plan is in effect from time to time.

    7.10 Group Life Insurance - During the term of this Agreement EMPLOYER shall furnish EMPLOYEE with Group Term Life Insurance and Accidental Death/Dismemberment Insurance with the maximum benefit being equal two times EMPLOYEE'S annual salary. In addition, EMPLOYEE may elect, at EMPLOYEE'S expense, to participate in the Supplemental Life Insurance Program, all of said plans are in effect from time to time.

    7.11 Additional Employee Benefit Plans - EMPLOYEE is entitled to participate in all additional employee benefits plans which are now, or which may, in the future, be made available to Corporate Vice-Presidents, including relocation assistance, laundry privileges, executive physical examinations, short and long term disability, etc.

                                          IX

                                    MISCELLANEOUS

    8.01 If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which he may be entitled.

    8.02 This Agreement shall be construed and governed by the laws of the State of Nevada, and any action between the parties shall be maintained only within the Ninth Judicial District Court of the State of Nevada, in and for the County of Douglas, or such jurisdiction's successor court.

    8.03 This Agreement, and all of the terms and conditions hereof, shall bind the EMPLOYER and its successors and assigns and shall bind the EMPLOYEE and his heirs, executors and administrators. No transfer or assignment of this Agreement shall release EMPLOYER from any obligation to EMPLOYEE hereunder.

    8.04 Notices - Notices to or for the respective parties shall be given in writing and delivered in person or mailed by certified or registered mail, addressed to the respective party at the address as set out below, or at such

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other address as either party may elect to provide in advance in writing, to the other party:

         EMPLOYEE:

            JOHN R. BELLOTTI
            909 Appomattox Circle
            Naperville, Illinois  60540

         EMPLOYER:

            HARVEYS CASINO RESORTS
            Attn:  CHARLES W. SCHARER, Chief
            Executive Officer
            Highway 50 and Stateline Avenue
            Post Office Box 128
            Stateline, NV  89449

         WITH A COPY TO:

            Ronald D. Alling, Esq.
            SCARPELLO & ALLING, LTD.
            276 Kingsbury Grade, Suite 2000
            Post Office Box 3390
            Lake Tahoe, NV  89449

    8.05 If any provision of this Agreement is held by the aforesaid court to be invalid, illegal, or unenforceable by reason of any rule of law or public policy, all other provisions of this Agreement shall nevertheless remain in effect. No provision of this Agreement shall be deemed dependent on any other provision unless so expressed herein.

    8.06 Nothing contained in this Agreement shall be construed to require the commencement of any act contrary to law, and when there is any conflict between any provision of this Agreement and any statute, law, ordinance, or regulation, contrary to which the parties have no legal right to contract, then the latter shall prevail; but in such an event, the provisions of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring it within the legal requirements.

    8.07 The several rights and remedies provided for in this Agreement shall be construed as being cumulative, and no one of them shall be deemed to be exclusive of the others or of any right or remedy allowed by law. No waiver by EMPLOYER or EMPLOYEE of any failure by EMPLOYEE or EMPLOYER, respectively, to keep or perform any provision of this Agreement shall be deemed to be a wavier of any preceding or succeeding breach of the same or other provision.

    8.08 This Agreement supersedes any and all other agreements, either oral or in writing, between the parties

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hereto with respect to the employment of the EMPLOYEE by the EMPLOYER and along with the Agreement and Covenant Not to Compete or Use or Disclose Trade Secrets, executed concurrently herewith, and the Agreement Relating to Copyrights Inventions and Confidentiality of Company or Customer Information previously executed by EMPLOYEE contain all of the covenants, conditions and agreements between the parties with respect to such employment. Each party to this Agreement acknowledges that no representations, inducements, promises or other agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding. Any addendum to or modification of this Agreement shall be effective only if it is in writing and signed by the parties to be charged.

    DATED this 21st day of July, 1997.

                        EMPLOYEE: /s/ JOHN R. BELLOTTI
                                 ---------------------
                                 JOHN R. BELLOTTI

                        EMPLOYER:

                        HARVEYS CASINO RESORTS



                        By: /s/ CHARLES W. SCHARER
                           -------------------------
                           CHARLES W. SCHARER
                           Chief Executive Officer